                                                          PruLife Advisor Select
                                                        Prospectus Filing May 2006

                 Demonstration of how the annual investment returns of the sub-accounts were derived from the hypothetical gross rates of return, how charges against sub-account assets were deducted from the annual investment returns of the sub-accounts

                 Hypothetical Gross Annual Investment Return                         6.00%
                 less       Arithmetic Average of
                            Total Contractual Porfolio Expenses            -         1.88%
                 less       Guaranteed
                            Mortality and Expense Fee                      -         0.45%
                                                                                  ---------
                 Fund Crediting Rate (Net Annual Investment Rate)          =         3.67%

                                                          PruLife Advisor Select
                                                        Prospectus Filing May 2006

   Male    Preferred Plus     NonSmoker                   Level Death Benefit  (Type A)
Age:                       45                             CVAT
Face:                 250,000                             Maximum Charges
TTR:                        0                             Assume Annual Payment of $2,703.75 in year 5
                                                          Hypothetical Annual Return of 6% Gross, 3.67% Net
Policy --- Year 5
                                  (0a)          (0b)           (1)          (2)         (3)        (3a)        (4)        (4a)        (4b)        (4c)        (4d)       (4e)       (5)          (6)           (7)          (8)           (9)              (10)          (11)          (12)             (13)               (14)
                                   BOP           BOP                                    Per                    Per                    NAAR                    NAAR                 Montly                     Total                      Total             EOP                          EOP              EOP               EOP
                                Contract        Accum        Premium    Per Policy    Premium    Invested     $1,000    Adjusted      Basic     Corridor    Corridor                Cost       Monthly      Contract     Surrender        Cash            Basic        Corridor      Corridor           Death             Accum
  Month           YEAR            Fund          Prems         Paid         Loads       Loads      Premium      Load        AV          DB        Factor        DB        NAAR      Of Ins     Interest        Fund        Charges      Surr Value           DB          Factor          DB            Benefits          Prems Paid

    1              5              6,554       17,212         2,704            20        365       2,319         60      8,813    250,000          2.58    22,738    240,371          95             26        8,745       1,947             6,798        250,000         2.67          23,349          250,000            19,981
    2              5              8,745       19,981              -           20           -         (20)       60      8,665    250,000          2.58    22,355    240,519          95             26        8,596       1,947             6,649        250,000         2.67          22,951          250,000            20,047
    3              5              8,596       20,047              -           20           -         (20)       60      8,516    250,000          2.58    21,971    240,668          95             25        8,447       1,947             6,500        250,000         2.67          22,553          250,000            20,112
    4              5              8,447       20,112              -           20           -         (20)       60      8,367    250,000          2.58    21,586    240,818          95             25        8,297       1,947             6,350        250,000         2.67          22,153          250,000            20,178
    5              5              8,297       20,178              -           20           -         (20)       60      8,217    250,000          2.58    21,199    240,967          95             24        8,147       1,947             6,200        250,000         2.67          21,751          250,000            20,244
    6              5              8,147       20,244              -           20           -         (20)       60      8,067    250,000          2.58    20,812    241,118          95             24        7,996       1,947             6,049        250,000         2.67          21,348          250,000            20,310
    7              5              7,996       20,310              -           20           -         (20)       60      7,916    250,000          2.58    20,422    241,269          95             24        7,844       1,947             5,898        250,000         2.67          20,944          250,000            20,377
    8              5              7,844       20,377              -           20           -         (20)       60      7,764    250,000          2.58    20,032    241,420          95             23        7,692       1,947             5,746        250,000         2.67          20,539          250,000            20,444
    9              5              7,692       20,444              -           20           -         (20)       60      7,612    250,000          2.58    19,640    241,572          95             23        7,540       1,947             5,593        250,000         2.67          20,132          250,000            20,511
    10             5              7,540       20,511              -           20           -         (20)       60      7,460    250,000          2.58    19,247    241,724          95             22        7,387       1,947             5,440        250,000         2.67          19,723          250,000            20,578
    11             5              7,387       20,578              -           20           -         (20)       60      7,307    250,000          2.58    18,852    241,877          95             22        7,234       1,947             5,287        250,000         2.67          19,314          250,000            20,645
    12             5              7,234       20,645              -           20           -         (20)       60      7,154    250,000          2.58    18,456    242,031          95             21        7,080       1,947             5,133        250,000         2.67          18,903          250,000            20,713

( 0a)      BOP Contract Fund - Beginning of Period Contract Fund = Ending Contract Fund from the previous month

( 0b)      BOP Accum Prem - accumulated at 4% effective annual interest rate, with annual premiums paid at the beginning of the contract year

(1)       Premium paid  = $2,704

(2)       Per Policy load = $20 per month.

(3)       Sales and Admin Load = 13.5% of premium paid

(4)       Per $1,000 load  -   $0.24 per month per 1,000 of insurance amount

(5)       Monthly Cost of Insurance - based on 1980 CSO Age Last Birthday Male NonSmoker

(6)       Monthly Interest -   interest earned on the account value = (12) * [(1+i) ^ (1/12) -1 ] where i=3.67% is the crediting interest rate.

(7)       Total Contract Fund   -  End of Period contract fund =  (0) + (1) - (2) - (3) - (4) - (5) +(6)

(8)       Surrender Charges =  Surrender Charge premium * Surrender Charge percentage where surrender charge premium = $3605 and surrender charge percentage = 54% for the 5th policy year.

(9)       Total Cash Surr Value  = Cash Surrender Value corresponding to illustration year 5 = (7) - (8)

(10)       EOP Basic DB - End Of Period Death Benefit = face amount plus the contract fund or Accumulated Premiums , if applicable

(11)       Corridor factor  - cash value accumulation corridor factor for Male age 45 NonSmoker CVAT

(12)       EOP Corridor DB - End of Period Corridor Death Benefit = (11) * (7)

(13)       EOP Death Benefit - End of Period Death Benefit corresponding to illustration year 5 = max [ (10) , (12) ]

(14)       EOP Accum Prems Paid  - Premiums Paid accumulated at 4% interest, corresponding to illustration year 5